PARADIGM MEDICAL INDUSTRIES, INC.
               1772 West 2300 South
            Salt Lake City, Utah 84119




                   PROXY STATEMENT


    INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Paradigm Medical Industries, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, June 9, 1997, beginning at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the DoubleTree Hotel, 255 South West Temple, Salt Lake City, Utah. This Proxy Statement and accompanying materials are being mailed to shareholders of record on or about May 9, 1997. The Company will bear the cost of this solicitation.

Record Date

      Shareholders of record of the Company's Common Stock at the close of business on April 30, 1997 are entitled to notice of and to vote at the meeting. At the record date, 3,705,760 shares of the Company's Common Stock, $.001 par value, 84,604 shares of the Company's Series A Preferred Stock, $.001 par value, and 77,108 shares of Series B Preferred Stock, $.001 par value, were issued and outstanding. Shareholders of Series A and Series B Preferred Stock are not entitled to vote at the Annual Meeting. Shareholders holding at least a majority of the outstanding shares of Common Stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

      Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

      Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Because the shares of Series A and Series B Preferred Stock are non-voting securities, the holders thereof will not be entitled to vote at the Annual Meeting. To approve the amendment to the Company's 1995 Stock Option Plan, holders of a majority of the shares entitled to vote at the Annual Meeting must vote in favor of the amendment to the plan. The principal executive offices of the Company are located at 1772 West 2300 South, Salt Lake City, Utah. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares in the Company in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

                   ELECTION OF DIRECTORS

                       Proposal 1

Nominees

      The Company's Bylaws do not limit the number of persons serving on the Company's Board of Directors, and it is contemplated that a Board of eight directors will be elected at the Annual Meeting. The Board of Directors recommends that the shareholders vote "FOR" the election of the director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight nominees named below, all of whom are presently directors of the Company.

      In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the board.

      The name and certain information regarding each nominee is set forth below. See also "Certain Relationships and Related
Transactions."



                           Director of      Position with
Name                Age    Office Since     the Company
----                ---    ------------     -------------
Thomas F. Motter     48    April 1993       Chairman of the
                                              Board, President
                                              and Chief Executive
                                              Officer
Robert W. Millar     40    April 1993       Vice President and
                                            Director
John W. Hemmer       69    August 1995      Treasurer, Chief
                                              Financial Officer
                                              and Director
Randall A. Mackey    51    August 1995      Secretary and
                                              Director
Michael W. Stelzer   49    April 1993       Director
William C. Fitzhugh  47    November 1995    Director
David M. Silver      55    November 1995    Director
George J. Barenholtz 60    March 1997       Director


      The following biographical information is furnished with respect to each of the eight nominees:

      Thomas F. Motter has served as Chairman of the Board, President and Chief Executive Officer of the Company since April 1993. From June 1989 to April 1993, Mr. Motter served as Chief Executive Officer of Paradigm Medical, Inc., which merged with the Company in May 1994. From September 1990 to April 1992, he was employed by HGM Medical Laser Systems as General Manager of their International Division. From October 1978 to June 1989, Mr. Motter was employed by SmithKline Beecham's Humphrey Instruments Division, which develops and manufactures advanced ophthalmic diagnostic instruments, serving last as National Sales Manager overseeing all domestic sales in its ophthalmic computer division. Mr. Motter received a B.A. degree in English from Stephen's College in 1970 and a M.B.A. degree from Pepperdine University in 1975.

      Robert W. Millar has served as Vice President of the Company since August 1995 and a director of the Company since April 1993. From January 1991 to April 1993, Mr. Millar was employed as President of Paradigm Medical, Inc., which merged with the Company in May 1994. From January 1990 to January 1991, Mr. Millar was employed by HGM Medical Laser Systems as Director of Marketing and Product Management for all ophthalmic and surgical markets. From October 1988 to December 1989, Mr. Millar was employed as Group Products Manager for the Consumer Products Division of Esselte Pendaflex Corporation, a manufacturer and distributor of office supply products. Mr. Millar received a B.S. degree in industrial design from the College of Design in Detroit, Michigan in 1979.

      Randall A. Mackey has served as Secretary and a director of the Company since August 1995. Mr. Mackey has been a shareholder and a director of the Salt Lake City law firm of Mackey Price & Williams and its predecessor firms since 1989. Mr. Mackey received a B.S. degree in economics from the University of Utah in 1968, an M.B.A. degree from Harvard University in 1970, a Juris Doctor degree from Columbia University in 1975 and a B.C.L. degree from Oxford University in 1977.

      John W. Hemmer has served as Treasurer, Chief Financial Officer and a director of the Company since November 1995.
Before that he was a consultant to the Company since August 1995. From March 1992 to July 1994, Mr. Hemmer was Vice President and Secretary of Finance of Advance Electronics, Inc., a retail distributor of health and beauty products. From November 1991 to December 1994, Mr. Hemmer was Treasurer and Secretary of Belize Agro Industrial Development, Ltd., which established a Free Trade Zone in Belize engaged in the production and export of seafood. Since October 1989, Mr. Hemmer has been a director and consultant for Sea Pride Industries, Inc. and subsidiaries in Gulf Breeze, Florida, which developed the first offshore marine production system licensed and permitted for use in the Gulf of Mexico. Since February 1997, Mr. Hemmer has also been a director of International Heritage, Inc., a distributor of jewelry and fine collectibles. Mr. Hemmer received a B.A. degree in economics from Queens College in 1951 and an M.S. degree in banking and finance from Columbia University in 1952.

      Michael W. Stelzer has served as a director of the Company since October 1989. He is an attorney who has practiced law in California since 1980 and has been Chief Executive Officer of Prime Time Sports TV, Inc., which provides advertising for televised sporting events, since January 1997. From January 1995 to December 1996, Mr. Stelzer was Executive Vice President and General Counsel of Rhino Marketing, Inc. He received a B.S. degree in business administration from the University of California, Davis in 1970 and a Juris Doctorate from Humphrey's College of Law in 1979.

      William C. Fitzhugh has served as a director of the Company since November 1995. He is a physician who currently operates a private ophthalmology practice in Twin Falls, Idaho. Dr. Fitzhugh is the past president of the Idaho Society of Ophthalmology. Dr. Fitzhugh received a B.S. degree in pre-medicine from the University of Idaho in 1971 and an M.D. degree from the University of Oregon Medical School in 1976.

      David M. Silver has served as a director of the Company since November 1995. He is a member of the Principal Staff of the Johns Hopkins University Applied Physics Laboratory. He received a B.S. degree in chemistry from Illinois Institute of Technology in 1962, an M.A. degree from Johns Hopkins University in 1964 and a Ph.D. degree from Iowa State University in 1968. After a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris, Dr. Silver returned to Johns Hopkins University in 1970. Currently, he is Senior Scientist in the Milton S. Eisenhower Research Center at the Johns Hopkins University Applied Physics Laboratory.

      George J. Barenholtz was appointed to fill a newly-created position on the Company's Board of Directors in March of 1997. Mr. Barenholtz is currently a business consultant. As a consultant, Mr. Barenholtz prepared a market entry and business analysis study of the orthopedic market for C.S. Bard, Inc. and planned and led an extensive Long Range Planning program for Howmedical, Inc., a division of Pfizer, Inc. From 1987 to 1990, Mr. Barenholtz was Chairman of the Board, Chief Executive Officer and principal of Merocel Corporation. Mr. Barenholtz has also been adjunct professor of marketing at Pace University and Rutgers University. He received a B.S. degree in engineering from the University of Alberta in 1959, an M.S. degree in chemistry from Case Weston Reserve University in 1961 and an M.B.A. degree in marketing from Baruch School of Business in 1973.

Board Meetings and Committees

      The Board of Directors held a total of five meetings during the fiscal year ended September 30, 1996. The Audit Committee of the Board of Directors consisting of directors Hemmer, Mackey and Stelzer was formed on October 27, 1996 and, as a consequence, did not meet during the 1996 fiscal year. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and internal audit department and evaluating the Company's accounting practices and procedures and its system of internal accounting controls. The Compensation Committee of the Board of Directors consisting of directors Hemmer, Mackey and Stelzer was also formed on October 27, 1996 and, as a consequence, did not meet during the 1996 fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers, evaluating the Company's compensation policies and programs and overseeing the granting of stock options. No director attended fewer than 75% of all meetings of the Board of Directors during the 1996 fiscal year.

                       EXECUTIVE OFFICERS

      The following table sets forth certain biographical information with respect to the executive officers of the Company
(biographical information for the first four individuals are set forth above):



      Name              Age         Title
      ----              ---         -----
Thomas F. Motter        48    President and Chief Executive
                                 Officer
Robert W. Millar        40    Vice President
John W. Hemmer          69    Treasurer and Chief Financial
                                 Officer
Randall A. Mackey       51    Secretary
Daniel J. McGraw        38    Director of Research and
                                 Development
Todd H. Smith           36    Director of Engineering
Ricardo Miranda         36    Director of Business Development
Richard D. Dirkson      46    Director of Regulatory Affairs and
                                 Quality Control


      Daniel J. McGraw has been Director of Research and Development of the Company since October 1996. Prior to joining the Company, he was Project Manager and Project Engineer for Clinical Innovations Associates, Inc., a medical technology company. Dr. McGraw received a B.S. degree in Engineering Physics from the University of Maine in 1980 and a Ph.D. degree in Physics from the University of Utah in 1986. He also was a post-doctoral fellow at Stanford University and Assistant Professor of Physics at the University of New Mexico. Dr. McGraw is a member of the Optical Society of America.

      Todd H. Smith has served as Director of Engineering of the Company since October 1996. Prior to joining the Company, he was a Principal Designer for Eaton-Kenway, Inc., an engineering firm. Mr. Smith received a B.S. degree in manufacturing from Weber State University in 1985.

      Ricardo Miranda has been Director of Business Development since October 1996. Prior to joining the Company, he was Director of Investment Banking Services of the American Stock Exchange. Mr. Miranda received a B.A. degree from St. Lawrence University in 1982 and a M.A.L.D. degree from the Fletcher School of Law and Diplomacy in 1990.

      Richard D. Dirkson has been Director of Regulatory Affairs and Quality Assurance since October 1996. Prior to joining the Company, he was Product Quality Managing Director at HydraPak Aerospace, Inc., an aerospace company. Mr. Dirkson received an engineering degree from Coastline Community College in 1983.

       COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

      The following table sets forth, for each of the last three fiscal years, the compensation received by Thomas F. Motter, the Company's President and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at September 30, 1996 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended September 30, 1996.



                                 Summary Compensation Table

                                  Annual Compensation
                        -----------------------------------------
                                                           Other
                                                          Annual
   Name and                                             Compensa-
Principal Position      Year   Salary($)     Bonus($)  tion($)<F2>
------------------      ----   ---------     --------  ----------
Thomas F. Motter        1996   $111,042      $1,000     $3,600
Chairman of the         1995     72,000         300         0
Board, President        1994     68,352          0          0
and Chief Executive
Officer

Robert W. Millar        1996     99,792       1,000      3,600
Vice President and      1995     60,265         300         0
Director                1994     42,500          0          0

John W. Hemmer          1996     80,000          0       3,600<F3>
Treasurer, Chief        1995     20,000          0          0<F3>
Financial Officer       1994        0            0          0
and Director

(Continued)


                                  Long-Term Compensation
                        -----------------------------------------
                                Awards               Payouts
                        ----------------------  -----------------
                                                           All
                                    Securities             Other
                        Restricted  Underlying Long-term  Compen-
  Name an                Stock      Options/   Incentive  sation
Principal Position      Awards($)   SARs(#)    Payout($)  ($)<F1>
------------------      ---------   ---------  ---------  -------
Thomas F. Motter           0            0         0       $6,000
Chairman of the            0        106,000<F2>   0          0
Board, President           0            0         0          0
and Chief Executive
Officer

Robert W. Millar           0            0         0        6,000
Vice President and         0         84,000<F2>   0          0
Director                   0            0         0          0

John W. Hemmer             0            0         0        4,000
Treasurer, Chief           0            0         0          0
Financial Officer          0            0         0          0
and Director

________________

<F1>  The amounts indicated under "Other Annual Compensation" for
      1996 consist of payments related to the operation of automobiles by the named executive.
<F2>  On February 16, 1996, the Company granted Mr. Motter and
      Mr. Millar options to purchase 106,000 and 84,000 shares, respectively, of the Company's Common Stock at an exercise price of $5.00 per share. These options expire on February 15, 2001.
<F3>  On November 30, 1995, the Company issued Mr. Hemmer 50,513 shares of the Company's Common Stock as part of his compensation for past and future services.

      The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended September 30, 1996, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on September 30, 1996.



 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
                    Year-End Option/SAR Values

                        Shares Acquired            Value
                        on Exercise (#)         Realized($)
                        ---------------         -----------
Thomas F. Motter              -0-                   -0-

Robert W. Millar              -0-                   -0-

(Continued)


                   Number of Securities     Value of Unexercised
                   Underlying Unexercised       In-the-Money
                      Options/SARs at         Options/SARs at
                   September 30, 1996(#)    September 30, 1996($)
                   ----------------------   --------------------

                    Exer-       Unexer-       Exer-       Unexer-
                   cisable      cisable      cisable      cisable
                   --------     -------      -------      -------
Thomas F. Motter    106,000       -0-           -0-         -0-

Robert W. Millar     84,000       -0-           -0-         -0-


Director Compensation


      Directors of the Company (but not including directors who are employees) are paid a director's fee of $10,000 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings.

Employee 401(k) Plan

      In October 1996, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the beginning of each year. The board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.

Employment Agreements

      The Company has entered into employment agreements with each of Thomas F. Motter, Robert W. Millar and Jack W. Hemmer, which expire on February 1, 2001. The agreements require each employee to devote substantially all of his working time to the Company, provide that each of them may be terminated for "cause" (as provided in the agreements) and prohibit each of them from competing with the Company for two years following the termination of his employment agreement. The agreements provide for the payment of an initial base salary of $135,000 to Mr. Motter, $125,000 to Mr. Millar and $120,000 to Mr. Hemmer, effective upon the completion of the Company's initial public offering. Messrs. Motter and Millar also each received a grant by the Company of incentive stock options to purchase 106,000 and 84,000 shares, respectively, of the Company's Common Stock at a price of $5.00 per share under the Company's Option Plan. The agreements provide for salary increases and bonuses as determined at the discretion of the Board of Directors.

Profit Sharing Plan

      On February 16, 1996, the Company adopted a Profit Sharing Plan, pursuant to which an amount equal to 10% of the pretax profits of the Company will be set aside for the benefit of the Company's officers and key employees. This funding will be paid to the Company's officers and key employees as follows: Thomas
W. Motter, the Company's President and Chief Executive Officer--30%; Robert W. Millar, the Company's Vice President--25%; John W. Hemmer, the Company's Chief Financial Officer and Treasurer--20%; and a pool of 25% to be allocated among the other officers and key employees as determined by the Compensation Committee and approved by the Board of Directors. This funding will only be paid if the Company's qualified pretax profits exceed $10,000,000 for any fiscal year beginning October 1, 1996 and ending September 30, 2001. If the Company's pretax profits reach $10,000,000 for any fiscal year, the entire pretax profits for that year will qualify for the funding. The plan expires at the end of its fifth fiscal year on September 30, 2001.

1995 Stock Option Plan

      The Company adopted a 1995 Stock Option Plan (the "Plan"), for officers, employees, directors and consultants of the Company on November 7, 1995. The Plan authorized the granting of stock options ("Plan Options") to purchase an aggregate of not more than 300,000 shares of the Company's Common Stock. On February 16, 1996, options for all 300,000 shares were granted. On May 20, 1996, however, when an employee terminated her employment with the Company, 2,000 options were returned to the Plan. An additional 500 options were returned to the Plan when the same employee did not exercise previously vested options on or before August 18, 1996 as required by the Plan. Accordingly, there are presently 2,500 options to be granted under the Plan. No Plan Options have been exercised.

      The Plan is administered by the Board of Directors or a Compensation Committee of not less than two disinterested members of the Board of Directors. In general, the Board of Directors or the Compensation Committee, as the case may be, will select the person to whom options will be granted and will determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan will become exercisable at such times as may be determined by the Board of Directors or the Compensation Committee, as the case may be.

      Plan Options may be either incentive stock options ("ISOs"), as such term is defined in the Internal Revenue Code, or non-ISOs. ISOs may only be granted to persons who are employees of the Company. Non-ISOs may be granted to any person, including, but not limited to, employees of the Company, independent agents, consultants, as the Board of Directors or the Compensation Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company. The Board of Directors or the Compensation Committee as the case may be, shall determine the exercise price of options granted under the Plan, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of voting power of the Company's stock) of the fair market value (as defined in the Plan) of the Common Stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

      Plan Options are evidenced by written agreements containing the terms described above which are applicable and such other terms and conditions consistent with the Plan as the Board of Directors or the Compensation Committee, as the case may be, may impose. The term of each Plan Option shall not be more than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of the Company's stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the Plan at any time; provided, however, that unless ratified by the Company's shareholders, no amendment or change in the Plan will be effective which would increase the total number of shares which may be issued under the Plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

      All Plan Options were granted to award certain officers and key employees who are employed by the Company and to help the Company retain these officers and key employees by providing them with additional incentives to contribute to the success of the Company.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The information set forth herein describes certain transactions between the Company and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members of the Company and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

      The Company purchases the laser cavity, optical train and power source for the Photon(trademark) laser cataract system from Sunrise Technologies, Inc. ("Sunrise"), of which David Light, a director of the Company since November 1995, serves as its President and Chief Executive Officer. These materials have been purchased pursuant to a Manufacturing Agreement entered into by Sunrise and the Company before Mr. Light joined the Company's Board of Directors, which expired on June 1, 1996. However, the agreement was renewed as of January 8, 1997, when the Company entered into an Engineering and Manufacturing Agreement with Sunrise. For the fiscal years ended September 30, 1995 and 1996, the Company paid
Sunrise $263,000 and $5,284, respectively, for materials purchased.

      The Company subcontracts the manufacture of its Precisionist(trademark) and Photon(trademark) laser cataract systems to one of its shareholders, Zevex, Inc. ("Zevex") which is located in Salt Lake City, Utah. On September 22, 1996, the Company entered into a Design, Engineering and Manufacturing Agreement with Zevex for the engineering and manufacture of the Photon(trademark) laser cataract system, except for the laser cavity and surgical probes. The agreement prohibits Zevex from manufacturing invasive ophthalmic medical lasers for any other company until September 21, 2001.
For the fiscal year ended September 30, 1995 and 1996, the Company purchased design and manufacturing services in the amounts of $509,837 and $353,949, respectively, from Zevex.

      On December 19, 1995, the Company entered into a settlement and release agreement (the "Settlement Agreement") with Douglas
A. MacLeod, a significant shareholder of the Company, with respect to certain anti-dilution rights previously granted to him by the Company. Pursuant to this agreement, Mr. MacLeod agreed to terminate his anti-dilution rights in consideration for the following: (i) Mr. Motter agreeing to sell to Mr. MacLeod from his personal holdings 61,111 shares of the Company's Common Stock at a purchase price of $611.11, (ii) Mr. Millar agreeing to sell to Mr. MacLeod from his personal holdings 38,889 shares of the Company's Common Stock at a purchase price of $388.89, and (iii) the Company agreeing to issue to MacLeod an additional 20,000 shares of Common Stock. Based on the value assigned by the Company's investment banker, Kenneth Jerome & Company, Inc., of $1.50 per share, the Company recognized $30,000 of expense for the 20,000 shares issued by the Company and $149,000 of expense and additional paid-in-capital for the 100,000 shares sold by Mr. Motter and Mr. Millar.

      Mr. Mackey, a director of the Company since September 1995, is President and a shareholder of the law firm of Mackey Price & Williams, which has rendered legal services to the Company since February 1995 in connection with its public stock offering and other corporate matters. Legal fees and expenses paid to Mackey Price & Williams for the fiscal year ended September 30, 1995 and 1996 totaled $7,500 and $234,504, respectively, which was primarily for legal services related to the public stock offering. The Company also granted Mackey Price & Williams warrants to purchase 25,000 shares of Common Stock at $3.33 per share in partial payment for legal services relating to the public stock offering.

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND
                  EXCHANGE ACT OF 1934

      Effective May 1, 1991, the Securities and Exchange Commission adopted revised rules regarding reporting of beneficial ownership of securities by officers, directors and owners of more than 10% of any class of a company's equity securities. During fiscal 1996, the Company's officers and directors holding shares of the Company's Common Stock, through an oversight, filed late Form 3 reports. The Company's officers and directors are otherwise current in their reporting requirements.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 31, 1997 for (i) each executive officer of the Company,
(ii) each director of the Company, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and executive officers as a group:


                             Number of          Percent of
Name and Address<F1>           Shares            Ownership<F2>
-------------------          ---------          ------------
Thomas F. Motter<F3>            588,666           18.6%
Douglas MacLeod                 418,451           13.2%
Robert W. Millar<F4>            374,605           11.8%
William C. Fitzhugh              63,071            2.0%
Michael W. Stelzer               59,071            1.9%
John W. Hemmer                   50,513            1.6%
Randall A. Mackey                50,512            1.6%
David M. Silver                   1,000             *
George J. Barenholtz                --              *
All directors and             1,187,438           37.4%
  executive officers
  as a group (8
  persons)
_______________
*     Less than 1%.

<F1>   The address for Mr. Motter is 11634 South 2220 East, Sandy,
      Utah 84092. The address for Mr. MacLeod is 1002 South 10th Street, Tacoma, Washington 98405. The address for Mr. Millar is 8557 S. Kings Hill Drive, Salt Lake City, Utah 84121. The address for Mr. Fitzhugh is 589 Sharp Avenue West, Twin Falls, Idaho 83301. The address for Mr. Stelzer is 12450 Santa Ana, Atascadero, California 93422. The address for Mr. Hemmer is 88 Meadow Road, Briarcliff Manor, New York 10510. The address for Mr. Mackey is 1474 East Harvard Avenue, Salt Lake City, Utah 84105. The address for Mr. Silver is 17 Avalon Court, Bethesda, Maryland
      20816. The address for Mr. Barenholtz is 57 Union Street, Montclair, New Jersey 07042.
<F2>   Assumes no exercise of the Class A Warrants and no
      conversion of shares of the Company's Series A and Series
      B Preferred Stock into Common Stock.
<F3>   Does not include 106,000 options granted to Mr. Motter
      under the Company's 1995 Option Plan.
<F4>   Includes 2,000 shares held by William E. Millar, Mr.
      Millar's father, 1,000 shares held by Michael S. Millar,
      Mr. Millar's brother, and 100 shares to Nathan Glynn, Mr. Millar's nephew. Mr. Millar disclaims beneficial ownership of these 3,100 shares. Does not include 84,000 options granted to Mr. Millar under the Company's 1995 Option Plan.


        PROPOSED AMENDMENT TO THE 1995 STOCK OPTION PLAN

                        Proposal 2

      The proposed amendment would revise the 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the Plan from 300,000 shares to 600,000 shares. Of the 300,000 shares of Common Stock currently reserved for issuance under the Plan, the Board of Directors has granted options to certain executive officers and employees of the Company to purchase 297,500 shares of Common Stock. The Board of Directors believes that this amendment will further assist the Company in attracting and retaining the best possible persons for positions of substantial responsibility by providing its officers, directors and key employees with additional incentives to contribute the Company's success.

      The Board of Directors recommends that shareholders vote
"FOR" the amendment to the 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares.

  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                          Proposal 3

      The independent public accounting firm of Coopers & Lybrand L.L.P. has been the Company's independent accountants since fiscal year 1995. The Audit Committee has recommended and the Board of Directors has appointed Coopers & Lybrand L.L.P. to audit the consolidated financial statements of the Company for the transition period for the change in fiscal year end of the Company from September 30 to December 31 and for the fiscal year ending December 31, 1997. It is anticipated that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be provided an opportunity to make a statement, if they so desire to do so, and to be available to respond to appropriate questions.

      The Board of Directors recommends that shareholders vote
"FOR" ratification of the appointment of Coopers & Lybrand L.L.P.
as the Company's independent accountants for fiscal 1997.

                  PROPOSALS OF SHAREHOLDERS

      Any proposal of a shareholder intended to be presented at the Company's 1998 annual meeting of shareholders must be received by the Company no later than April 30, 1998 in order to be included in the Company's proxy statement relating to the 1998 annual meeting.

                    ADDITIONAL INFORMATION

      The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, excluding certain exhibits thereto, as filed with the Securities and Exchange Commission. Written requests for such information should be directed to John W. Hemmer, Treasurer and Chief Financial Officer, Paradigm Medical Industries, Inc., 1772 West 2300 South, Salt Lake City, Utah 84119.

                         OTHER MATTERS

      As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. However, if any other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying Proxy to vote the shares they represent on such business in accordance with their best judgment.

      In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign, and return it promptly in the envelope provided. The signing of a Proxy by no means prevents you from attending the Annual Meeting.

                        By order of the Board of Directors,



                        Randall A. Mackey
                        Corporate Secretary

May 9, 1997

         PARADIGM MEDICAL INDUSTRIES, INC.

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                   June 9, 1997
       THIS PROXY SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF
          PARADIGM MEDICAL INDUSTRIES, INC.

The undersigned hereby appoints Thomas F. Motter and Robert W. Millar or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders to be held on Monday, June 9, 1997, beginning at 10:00 a.m., local time, in the DoubleTree Hotel, 255 South West Temple, Salt Lake City, Utah, and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on matters set forth below, if personally present:

  1.  ELECTION OF DIRECTORS, NOMINEES:  THOMAS F. MOTTER, ROBERT
W. MILLAR, JOHN W. HEMMER, RANDALL A. MACKEY, MICHAEL W. STELZER,
WILLIAM C. FITZHUGH, DAVID M. SILVER AND GEORGE J. BARENHOLTZ.

[ ] FOR all nominees listed (except as indicated in writing to the contrary below)

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name here:

-------------------------------------------------------------

  2.  APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION PLAN.

      [ ]  FOR          [ ]  AGAINST            [ ]   ABSTAIN

  3.  RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS
THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED
DECEMBER 31, 1997.

      [ ]  FOR          [ ]  AGAINST            [ ]   ABSTAIN

  4.  IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING.

-------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,
IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR
PROPOSALS 1, 2 AND 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

Dated                                                    , 1997
     ----------------------------------------------------

----------------------------------------------------------------
Signature

----------------------------------------------------------------
(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person.)